Exhibit 99

FOR RELEASE –– JANUARY 24, 2017

Corning Reports Fourth-Quarter and Full-Year 2016 Financial Results and Significant Progress on Strategy and Capital Allocation Framework

Record Corning® Gorilla® Glass volume and accelerating Optical Communications growth provide momentum for 2017

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced results for fourth-quarter and full-year 2016.

News Summary:

•	Fourth-quarter results provided a strong finish to 2016: Q4 GAAP EPS of $1.47, up 765%, and core EPS of $.50, up 47%, year over year; Q4 GAAP and core sales up 11% and 6% respectively, year over year
•
Business segment performance highlights included record Corning® Gorilla® Glass volume, driven by rapid adoption of Gorilla® Glass 5; acceleration of Optical Communications growth; and continued moderation in price declines in Display Technologies

•	Significant progress since introducing the Strategy and Capital Allocation Framework, returning $6 billion to shareholders and advancing focused portfolio initiatives
•	Year-over-year sales, net income, and EPS growth expected in the first quarter of 2017

"Corning delivered outstanding fourth-quarter results, continuing the momentum that began earlier in the year," said Wendell P. Weeks, chairman, chief executive officer and president. "Our very strong finish to the year was highlighted by year-over-year core sales growth of 6%, core earnings growth of 24% and core EPS growth of 47%. We are encouraged by this strength, and expect growth in these year-over-year measures in the first quarter of 2017."

Strategy and Capital Allocation Framework Progress
Corning's Strategy and Capital Allocation Framework outlines the company's 2016-2019 leadership priorities. Under the Framework, Corning plans to deliver more than $12.5 billion to shareholders while investing $10 billion in growth opportunities.

Since the Framework was announced, the company has achieved key milestones including the return of $6 billion to shareholders by increasing the dividend 12.5% and repurchasing 22% of its outstanding shares; and completing the realignment of Dow Corning Corporation, which unlocked tremendous value for shareholders.

"As we enter the second year under our Framework, the strategic and financial benefits of Corning's focused portfolio are even more apparent," said Weeks. "We're particularly pleased to see our market-access platforms continue to evolve as we anticipated. Progress on our initiatives include the rapid adoption rate of Gorilla® Glass 5; new platform wins from major OEMs for gas particulate filters; and customer commitments that support long-term growth opportunities in Optical Communications. The strong response to our cutting-edge glass innovations at the recent Consumer Electronics Show is yet another illustration."

© 2017 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2016 Financial Results and Significant Progress on Strategy and Capital Allocation Framework
Page Two

"In 2017, we will continue to advance the objectives of our Strategy and Capital Allocation Framework," Weeks added. "We expect to increase the value of Corning products used on mobile devices, accelerate growth in Optical Communications, commercialize gas particulate filters, and make advancements in pharmaceutical glass and Gorilla Glass for Automotive. Corning's focused portfolio positions the company well for the long-term."

Fourth-Quarter and Full-Year 2016 Results and Comparisons
(In millions, except per-share amounts)

	Q4 2016	Q3 2016	% change	Q4 2015	% change	Full-year 2016	Full-year 2015	% change
GAAP Net Sales	$2,476	$2,507	(1%)	$2,231	11%	$9,390	$9,111	3%
GAAP Net Income	$1,572	$284	454%	$224	602%	$3,695	$1,339	176%
GAAP EPS	$1.47	$0.26	465%	$0.17	765%	$3.23	$1.00	223%
Core Sales*	$2,551	$2,548	-	$2,402	6%	$9,710	$9,800	(1%)
Core Earnings*	$534	$466	15%	$429	24%	$1,774	$1,882	(6%)
Core EPS*	$0.50	$0.42	19%	$0.34	47%	$1.55	$1.40	11%
*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company's website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen and Korean won foreign exchange rates, as well as other items that do not reflect ongoing operations of the company. Corning does not forecast the movement of the Japanese yen against the U.S. dollar or other items that do not reflect ongoing operations. As a result, the company is unable to provide guidance on a GAAP basis. See "Use of Non-GAAP Financial Measures" for details on core performance measures.

Segment Results and Outlook

Display Technologies:
	Q4 2016	Q3 2016	% change	Q4 2015	% change	Full-year 2016	Full-year 2015	% change
GAAP Net Sales	$830	$902	(8%)	$732	13%	$3,238	$3,086	5%
GAAP Net Income	$243	$279	(13%)	$243	-	$935	$1,095	(15%)
Core Sales*	$904	$943	(4%)	$903	-	$3,556	$3,774	(6%)
Core Earnings*	$276	$270	2%	$234	18%	$1,006	$1,075	(6%)
NOTE: In all segments except the Display Technologies segment, core net sales are consistent with GAAP net sales. Because a significant portion of revenues and costs in the Display Technologies segment are denominated in Japanese yen and Korean won respectively, this segment's net sales and costs are adjusted to remove the impact of translating yen and won into U.S. dollars.

In the fourth quarter, Display Technologies reported strong results, with core sales of $904 million, consistent with a year ago, and core earnings of $276 million, up 18%. Full-year core sales were $3.6 billion, and core earnings were $1 billion.

For full-year 2016, the percentage rate of growth in the LCD glass market and demand for Corning's glass was in the mid-single digits. Corning's sequential glass price declines remained moderate throughout 2016.
© 2017 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2016 Financial Results and Significant Progress on Strategy and Capital Allocation Framework
Page Three

For full-year 2017, Corning expects the rate of growth in both retail market and glass demand to be in the mid-single digit percentages. In the first quarter of 2017, the company expects Corning's volume to increase by mid-teen percentage year over year, and decline by mid-single digit percentage sequentially. The company expects an overall favorable LCD glass price environment for the full year, with price declines more moderate than in 2016.

Optical Communications:
	Q4 2016	Q3 2016	% change	Q4 2015	% change	Full-year 2016	Full-year 2015	% change
GAAP Net Sales	$819	$795	3%	$736	11%	$3,005	$2,980	1%
GAAP Net Income	$67	$84	(20%)	$33	103%	$245	$237	3%
Core Earnings*	$87	$98	(11%)	$47	85%	$297	$281	6%

Fourth-quarter 2016 sales in Optical Communications rose 11% and core earnings rose 85% over 2015. Sales growth of fiber-to-the-home solutions in North America, along with improved manufacturing performance, contributed to the higher year-over-year profitability. Full-year 2016 sales were $3 billion and core earnings were $297 million.

In the first quarter of 2017, year-over-year Optical Communications sales growth is expected to be at least 25%. Full-year 2017 sales are expected to increase by a low-teens percentage over 2016.

Environmental Technologies:
	Q4 2016	Q3 2016	% change	Q4 2015	% change	Full-year 2016	Full-year 2015	% change
GAAP Net Sales	$245	$264	(7%)	$254	(4%)	$1,032	$1,053	(2%)
GAAP Net Income	$27	$35	(23%)	$29	(7%)	$133	$161	(17%)
Core Earnings*	$27	$35	(23%)	$29	(7%)	$136	$161	(16%)

In Environmental Technologies, fourth-quarter and full-year sales were down slightly year-over-year. Sales of light-duty substrates in both periods were strong, driven by global automotive demand, but demand for heavy-duty diesel products remained weak. Full-year 2016 sales were $1 billion and core earnings were $136 million.

For the first quarter of 2017, year-over-year segment sales are expected to be consistent to down slightly. Full-year 2017 sales are expected to be consistent to up slightly from last year with continued strength in the automotive market and lower demand for heavy-duty diesel products. Sales of the company's new gas particulate filters are expected to begin during the second half of 2017.
© 2017 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2016 Financial Results and Significant Progress on Strategy and Capital Allocation Framework
Page Four

Specialty Materials:
	Q4 2016	Q3 2016	% change	Q4 2015	% change	Full-year 2016	Full-year 2015	% change
GAAP Net Sales	$336	$295	14%	$275	22%	$1,124	$1,107	2%
GAAP Net Income	$68	$42	62%	$39	74%	$174	$167	4%
Core Earnings*	$65	$44	48%	$44	48%	$189	$178	6%

Specialty Materials fourth-quarter 2016 sales rose 22% over last year, led by record Gorilla Glass volume, while core earnings were up 48%. Full-year 2016 sales were $1.1 billion and core earnings were $189 million.

In the first quarter of 2017, year-over-year segment sales growth is expected to be in the high-teen percentages. The company expects full-year 2017 segment sales to increase, with the rate of growth dependent on the timing and extent of customers deploying Gorilla Glass 5 and other Corning innovations.

Life Sciences:
	Q4 2016	Q3 2016	% change	Q4 2015	% change	Full-year 2016	Full-year 2015	% change
GAAP Net Sales	$206	$214	(4%)	$202	2%	$839	$821	2%
GAAP Net Income	$13	$16	(19%)	$9	44%	$58	$61	(5%)
Core Earnings*	$17	$21	(19%)	$12	42%	$77	$73	5%

In Life Sciences, sales were up year over year for both fourth-quarter and full-year 2016, and core earnings growth outpaced that of sales. The Life Sciences segment is expected to have low-single-digit percentage sales growth for first-quarter and full-year 2017, ahead of forecasted market growth rates.

Upcoming Investor Events
On Feb. 14, Corning will attend the Goldman Sachs Technology and Internet Conference to be held in San Francisco at the Palace Hotel. Corning also will attend the Morgan Stanley Technology, Media & Telecom Conference on Feb. 28 in San Francisco at the Palace Hotel.

Corning will host its annual investor meeting in New York on Friday, June 16 at CURRENT at Chelsea Piers.

Fourth-Quarter Conference Call Information
The company will host a fourth-quarter conference call on Tuesday, January 24, at 8:30 a.m. EDT. To participate, please call toll free (800) 230-1085 or for international access call (612) 288-0329 approximately 10-15 minutes prior to the start of the call. The host is "NICHOLSON". To listen to a live audio webcast of the call, go to Corning's website at www.corning.com/investor_relations, click "Events" and follow the instructions. A replay will be available beginning at 11 a.m. EDT and will run through 5 p.m. EDT, Tuesday, February 7. To listen, dial (800) 475-6701 or for international access dial (320) 365-3844. The access code is 413658. The webcast will be archived for one year following the call.
© 2017 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2016 Financial Results and Significant Progress on Strategy and Capital Allocation Framework
Page Five

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning's non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company's operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company's underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company's website by going to the Investor Relations page and clicking "Financial Highlights" under the "Performance" tab. These reconciliations also accompany this news release.

Caution Concerning Forward-Looking Statements
This press release contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. These forward-looking statements relate to, among other things, the company's future operating performance, the company's share of new and existing markets, the company's revenue and earnings growth rates, the company's ability to innovate and commercialize new products, and the company's implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company's manufacturing capacity.

In this context, forward-looking statements often contain words such as "will," "believe," "anticipate," "expect," "intend," "plan," "seek," "see," "would," and "target". Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business, and key performance indicators that impact the company, actual results could differ materially. The company does not undertake to update forward-looking statements. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; unanticipated disruption to equipment, facilities, or operations; facility expansions and new plant start-up costs; our ability to pace capital spending to anticipated levels of customer demand; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; our capital allocation plans, as such plans may change including with respect to the timing and size of share repurchases, acquisitions, joint ventures, dispositions and other strategic actions; and the effectiveness of our risk management framework.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in the annual reports on Form 10-K and quarterly reports on Form 10-Q.

Digital Media Disclosure
In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated ("Corning") wishes to notify investors, media, and other interested parties that it intends to use its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors. The list of websites and social media channels that the company uses may be updated on Corning's media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company's SEC filings, press releases, conference calls, and webcasts.
© 2017 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2016 Financial Results and Significant Progress on Strategy and Capital Allocation Framework
Page Six

About Corning Incorporated
Corning (www.corning.com) is one of the world's leading innovators in materials science. For more than 160 years, Corning has applied its unparalleled expertise in specialty glass, ceramics, and optical physics to develop products that have created new industries and transformed people's lives. Corning succeeds through sustained investment in R&D, a unique combination of material and process innovation, and close collaboration with customers to solve tough technology challenges. Corning's businesses and markets are constantly evolving. Today, Corning's products enable diverse industries such as consumer electronics, telecommunications, transportation, and life sciences. They include damage-resistant cover glass for smartphones and tablets; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for high-speed communications networks; trusted products that accelerate drug discovery and manufacturing; and emissions-control products for cars, trucks, and off-road vehicles.

Media Relations Contact:
M. Elizabeth Dann
(607) 974-4989
dannme@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015

Net sales	$2,476	$2,231	$9,390	$9,111
Cost of sales	1,486	1,374	5,644	5,458

Gross margin	990	857	3,746	3,653

Operating expenses:
Selling, general and administrative expenses	368	548	1,472	1,508
Research, development and engineering expenses	173	208	742	769
Amortization of purchased intangibles	18	14	64	54
Restructuring, impairment and other charges	(1)		77

Operating income	432	87	1,391	1,322

Equity in earnings of affiliated companies	165	104	284	299
Interest income	11	5	32	21
Interest expense	(37)	(39)	(159)	(140)
Translated earnings contract gain (loss), net	1,847	38	(448)	80
Gain on realignment of equity investment			2,676
Other expense, net	(14)	(26)	(84)	(96)

Income before income taxes	2,404	169	3,692	1,486
(Provision) benefit for income taxes	(832)	55	3	(147)

Net income attributable to Corning Incorporated	$1,572	$224	$3,695	$1,339

Earnings per common share attributable to Corning Incorporated:
Basic	$1.64	$0.17	$3.53	$1.02
Diluted	$1.47	$0.17	$3.23	$1.00
Dividends declared per common share (1)	$0.135	$0.12	$0.54	$0.36

(1)	The first quarter 2015 dividend was declared on December 3, 2014.

© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except per share amounts)

	December 31,
	2016	2015
Assets

Current assets:
Cash and cash equivalents	$5,291	$4,500
Short-term investments, at fair value		100
Trade accounts receivable, net of doubtful accounts and allowances	1,481	1,372
Inventories	1,471	1,385
Other current assets	805	912
Total current assets	9,048	8,269

Investments	336	1,975
Property, plant and equipment net of accumulated depreciation	12,546	12,648
Goodwill, net	1,577	1,380
Other intangible assets, net	796	706
Deferred income taxes	2,446	2,056
Other assets	1,150	1,493

Total Assets	$27,899	$28,527

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$256	$572
Accounts payable	1,079	934
Other accrued liabilities	1,416	1,308
Total current liabilities	2,751	2,814

Long-term debt	3,646	3,890
Postretirement benefits other than pensions	737	718
Other liabilities	2,805	2,242
Total liabilities	9,939	9,664

Commitments and contingencies
Shareholders' equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized: 3.8 billion; Shares issued: 1,691 million and 1,681 million	846	840
Additional paid-in capital – common stock	13,695	13,352
Retained earnings	16,880	13,832
Treasury stock, at cost; shares held: 765 million and 551 million	(14,152)	(9,725)
Accumulated other comprehensive loss	(1,676)	(1,811)
Total Corning Incorporated shareholders' equity	17,893	18,788
Noncontrolling interests	67	75
Total equity	17,960	18,863

Total Liabilities and Equity	$27,899	$28,527
© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Cash Flows from Operating Activities:
Net income	$1,572	$224	$3,695	$1,339
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	287	288	1,131	1,130
Amortization of purchased intangibles	18	14	64	54
Restructuring, impairment and other charges	(1)		77
Stock compensation charges	9	10	42	46
Equity in earnings of affiliated companies	(165)	(104)	(284)	(299)
Dividends received from affiliated companies	65		85	143
Deferred tax provision (benefit)	739	(133)	(308)	54
Restructuring payments	(2)	(2)	(12)	(40)
Customer deposits	185	197	185	197
Employee benefit payments in excess of expense	(92)	(57)	(92)	(52)
Translated earnings contract (gain) loss	(1,847)	(38)	448	(80)
Unrealized translation losses (gains) on transactions	178	(35)	1	268
Contingent consideration fair value adjustment	(3)	(13)	(43)	(13)
Gain on realignment of equity investment			(2,676)
Changes in certain working capital items:
Trade accounts receivable	78	110	(106)	162
Inventories	1	(17)	(68)	(77)
Other current assets	60	147	18	(57)
Accounts payable and other current liabilities	229	148	243	(146)
Other, net	94	225	100	180
Net cash provided by operating activities	1,405	964	2,500	2,809

Cash Flows from Investing Activities:
Capital expenditures	(294)	(311)	(1,109)	(1,250)
Acquisitions of businesses, net of cash received	(54)	(201)	(333)	(732)
Proceeds from sale of a business		12		12
Investments in unconsolidated entities	(10)		(24)	(33)
Cash received on realignment of equity investment			4,818
Proceeds from sale of assets to related party	42		42
(Payments) proceeds from loan repayments from unconsolidated entities	(13)		(23)	6
Short-term investments – acquisitions		(110)	(20)	(969)
Short-term investments – liquidations		583	121	1,629
Realized gains on translated earnings contracts	55	164	201	653
Other, net	1		10	(1)
Net cash (used in) provided by investing activities	(273)	137	3,683	(685)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt		(12)	(85)	(12)
Proceeds from issuance of long-term debt				745
Proceeds from issuance of short-term debt, net		1		3
Proceeds (payments) from issuance of commercial paper		481	(481)	481
Payments from the settlement of interest rate swap agreements				(10)
Principal payments under capital lease obligations	(6)	(5)	(7)	(6)
Proceeds received for asset financing and related incentives, net	1	1	1	1
Proceeds from the exercise of stock options	52	3	138	102
Repurchases of common stock for treasury	(343)	(1,323)	(4,227)	(3,228)
Dividends paid	(152)	(160)	(645)	(679)
Net cash used in financing activities	(448)	(1,014)	(5,306)	(2,603)
Effect of exchange rates on cash	(214)	(27)	(86)	(330)
Net increase (decrease) in cash and cash equivalents	470	60	791	(809)
Cash and cash equivalents at beginning of period	4,821	4,440	4,500	5,309

Cash and cash equivalents at end of period	$5,291	$4,500	$5,291	$4,500

© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of basic and diluted earnings per common share (in millions, except per share amounts):
	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Net income attributable to Corning Incorporated	$1,572	$224	$3,695	$1,339
Less: Series A convertible preferred stock dividend	24	24	98	98
Net income available to common stockholders – basic	1,548	200	3,597	1,241
Add: Series A convertible preferred stock dividend	24		98	98
Net income available to common stockholders - diluted	$1,572	$200	$3,695	$1,339

Weighted-average common shares outstanding - basic	942	1,146	1,020	1,219
Effect of dilutive securities:
Stock options and other dilutive securities	10	8	9	9
Series A convertible preferred stock	115		115	115
Weighted-average common shares outstanding - diluted	1,067	1,154	1,144	1,343
Basic earnings per common share	$1.64	$0.17	$3.53	$1.02
Diluted earnings per common share	$1.47	$0.17	$3.23	$1.00

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):
	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Core earnings attributable to Corning Incorporated	$534	$429	$1,774	$1,882
Less: Series A convertible preferred stock dividend	24	24	98	98
Core earnings available to common stockholders - basic	510	405	1,676	1,784
Add: Series A convertible preferred stock dividend	24	24	98	98
Core earnings available to common stockholders - diluted	$534	$429	$1,774	$1,882

Weighted-average common shares outstanding - basic	942	1,146	1,020	1,219
Effect of dilutive securities:
Stock options and other dilutive securities	10	8	9	9
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	1,067	1,269	1,144	1,343
Core basic earnings per common share	$0.54	$0.35	$1.64	$1.46
Core diluted earnings per common share	$0.50	$0.34	$1.55	$1.40

© 2017 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES
In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at core performance measures.  We believe reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Corning has adopted the use of constant currency reporting for the Japanese yen and South Korean won, and uses an internally derived yen-to-dollar management rate of ¥99 and won-to-dollar management rate of ₩1,100.

Net sales, equity in earnings of affiliated companies and net income are adjusted to exclude the impacts of changes in the Japanese yen and the South Korean won, gains and losses on our foreign currency hedges related to translated earnings, acquisition-related costs, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Management's discussion and analysis on our reportable segments has also been adjusted for these items, as appropriate.  These measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States ("GAAP").  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for GAAP reporting measures.  Corning does not forecast the movement of the Japanese yen and South Korean won against the U.S. dollar, or other items that do not reflect ongoing operations.  As a result, the company is unable to provide forward-looking information on a GAAP basis.

Items which we exclude from GAAP measures to arrive at Core performance measures are as follows:

(1)	Constant-currency adjustments:

Constant-yen:  Because a significant portion of Display Technologies segment revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings of translating yen into dollars.  Presenting results on a constant-yen basis mitigates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  As of January 1, 2015, we used an internally derived management rate of ¥99, which is closely aligned to our current yen portfolio of foreign currency hedges, and have recast all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

Constant-won:  Following the acquisition of Samsung Corning Precision Materials and because a significant portion of  Corning Precision Materials' costs are denominated in Korean won, management believes it is important to understand the impact on core earnings from translating won into dollars.  Presenting results on a constant-won basis mitigates the translation impact of the Korean won, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts without the variability caused by the fluctuations caused by changes in the rate of this currency.  We use an internally derived management rate of 1,100, which is consistent with historical prior period averages of the won.

(2)	Translated earnings contract loss (gain): We have excluded the impact of the gains and losses of our foreign currency hedges related to translated earnings for each period presented.
(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(4)
Discrete tax items and other tax-related adjustments:  This represents the removal of discrete adjustments attributable to changes in tax law and changes in judgment about the realizability of certain deferred tax assets, as well as other non-operational tax-related adjustments, including the tax effect of transfer pricing out-of-period adjustments in 2014 and 2015.

(5)
Litigation, regulatory and other legal matters:  Includes amounts related to the Pittsburgh Corning Corporation (PCC) asbestos litigation, adjustments to our estimated liability for environmental-related items and other legal matters.

(6)
Restructuring, impairment and other charges:  This amount includes restructuring, impairment and other charges, including goodwill impairment charges and other expenses and disposal costs not classified as restructuring expense.

(7)	Gain on realignment of equity investment: Gain recorded upon the completion of the strategic realignment of our ownership interest in Dow Corning.
© 2017 Corning Incorporated. All Rights Reserved.

(8)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under "take-or-pay" contracts.

(9)
Impacts from the acquisition of Samsung Corning Precision Materials:  Pre-acquisition gains and losses on previously held equity investment and other gains and losses related to the acquisition, including post-combination expenses, fair value adjustments to the indemnity asset related to contingent consideration and the impact of the withholding tax on a dividend from Samsung Corning Precision Materials.

(10)	Post-combination expenses: Post-combination expenses incurred as a result of an acquisition in the first quarter of 2015.
(11)
Pension mark-to-market adjustment:  Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

(12)
Taiwan power outage:  Impact of the power outage that temporarily halted production at our Tainan, Taiwan manufacturing location in the first half of 2016.  The impact includes asset write-offs and charges for facility repairs, offset somewhat by partial reimbursement through our insurance program.  We expect to receive the remainder of the insurance reimbursement in the fourth quarter of 2016.

© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended December 31, 2016
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate (a)	Per share

As reported	$2,476	$165	$2,404	$1,572	34.6%	$1.47
Constant-yen (1)	74		68	58		0.05
Constant-won (1)	1		(11)	(8)		(0.01)
Translated earnings contract loss (gain) (2)			(1,847)	(1,165)		(1.09)
Acquisition-related costs (3)			18	12		0.01
Discrete tax items and other tax-related adjustments (4)				56		0.05
Restructuring, impairment and other charges (6)			68	47		0.04
Equity in earnings of affiliated companies (8)		(53)	(53)	(33)		(0.03)
Impacts from the Acquisition of Samsung Corning Precision Materials (9)			(4)	(4)
Pension mark-to-market adjustment (11)			7	5
Taiwan power outage (12)			(8)	(6)		(0.01)

Core performance measures	$2,551	$112	$642	$534	16.8%	$0.50

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended December 31, 2015
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate (a)	Per share

As reported	$2,231	$104	$169	$224	(32.5)%	$0.17
Constant-yen (1)	170	2	148	110		0.09
Constant-won (1)	1	(1)	(12)	(9)		(0.01)
Translated earnings contract loss (gain) (2)			(38)	(23)		(0.02)
Acquisition-related costs (3)			15	11		0.01
Discrete tax items and other tax-related adjustments (4)				11		0.01
Litigation, regulatory and other legal matters (5)			11	7		0.01
Restructuring, impairment and other charges (6)			40	36		0.03
Equity in earnings of affiliated companies (8)		(18)	(18)	(17)		(0.01)
Impacts from the Acquisition of Samsung Corning Precision Materials (9)			(24)	(21)		(0.02)
Pension mark-to-market adjustment (11)			157	100		0.08

Core performance measures	$2,402	$87	$448	$429	4.2%	$0.34

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Year Ended December 31, 2016
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate (a)	Per share

As reported	$9,390	$284	$3,692	$3,695	0%	$3.23
Constant-yen (1)	316	4	300	222		0.19
Constant-won (1)	4	(1)	(47)	(34)		(0.03)
Translated earnings contract loss (gain) (2)			448	282		0.25
Acquisition-related costs (3)			127	107		0.09
Discrete tax items and other tax-related adjustments (4)				(27)		(0.02)
Litigation, regulatory and other legal matters (5)			55	70		0.06
Restructuring, impairment and other charges (6)			199	138		0.12
Gain on realignment of equity investment (7)			(2,676)	(2,676)		(2.34)
Equity in earnings of affiliated companies (8)		(37)	(37)	(18)		(0.02)
Impacts from the Acquisition of Samsung Corning Precision Materials (9)			(49)	(42)		(0.04)
Pension mark-to-market adjustment (11)			67	44		0.04
Taiwan power outage (12)			17	13		0.01

Core performance measures	$9,710	$250	$2,096	$1,774	15.4%	$1.55

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Year Ended December 31, 2015
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate (a)	Per share

As reported	$9,111	$299	$1,486	$1,339	9.9%	$1.00
Constant-yen (1)	687	6	567	423		0.31
Constant-won (1)	2	(2)	(25)	(19)		(0.01)
Translated earnings contract loss (gain) (2)			(80)	(48)		(0.04)
Acquisition-related costs (3)			55	36		0.03
Discrete tax items and other tax-related adjustments (4)				36		0.03
Litigation, regulatory and other legal matters (5)			5	3
Restructuring, impairment and other charges (6)			46	42		0.03
Equity in earnings of affiliated companies (8)		(34)	(34)	(33)		(0.02)
Impacts from the acquisition of Samsung Corning Precision Materials (9)			(20)	(18)		(0.01)
Post-combination expenses (10)			25	16		0.01
Pension mark-to-market adjustment (11)			165	105		0.08

Core performance measures	$9,800	$269	$2,190	$1,882	14.1%	$1.40

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.
© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended December 31, 2016 and 2015
(Unaudited; amounts in millions)

	Three months ended December 31, 2016				Three months ended December 31, 2015
	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses

As reported	$990	40%	$368	$173	$857	38%	$548	$208
Constant-yen (1)	69				145		1	1
Constant-won (1)	(10)				(10)
Acquisition-related costs (3)					2		1
Litigation, regulatory and other legal matters (5)							(11)
Restructuring, impairment and other charges (6)	52		(15)		11		(29)
Impacts from the acquisition of Samsung Corning Precision Materials (9)			4		(11)		13
Pension mark-to-market adjustment (11)			(7)		3		(153)	(1)
Taiwan power outage (12)	(7)

Core performance measures	$1,094	43%	$350	$173	$997	42%	$370	$208

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Years Ended December 31, 2016 and 2015
(Unaudited; amounts in millions)

	Year ended December 31, 2016				Year ended December 31, 2015
	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses

As reported	$3,746	40%	$1,472	$742	$3,653	40%	$1,508	$769
Constant-yen (1)	299				565		1
Constant-won (1)	(40)		1	1	(19)		1	1
Translated earnings contract loss (gain) (2)					(4)
Acquisition-related costs (3)	5		(55)		4		4
Litigation, regulatory and other legal matters (5)			(52)				(3)
Restructuring, impairment and other charges (6)	101		(19)		18		(27)
Impacts from the acquisition of Samsung Corning Precision Materials (9)			49		(8)		13
Post-combination expenses (10)							(25)
Pension mark-to-market adjustment (11)			(67)		3		(161)	(1)
Taiwan power outage (12)	16

Core performance measures	$4,127	43%	$1,329	$743	$4,212	43%	$1,311	$769

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Display Technologies Segment
Three Months Ended December 31, 2016 and 2015
(Unaudited; amounts in millions)

	Three months ended December 31, 2016		Three months ended December 31, 2015
	Net sales	Net income	Net sales	Net income

As reported	$830	$243	$732	$243
Constant-yen (1)	74	51	170	108
Constant-won (1)		(9)	1	(8)
Translated earnings contract gain (2)		(34)		(103)
Restructuring, impairment and other charges (6)		31
Impacts from the acquisition of Samsung Corning Precision Materials (9)		(4)		(10)
Pension mark-to-market adjustment (11)		1		4
Taiwan power outage (12)		(3)

Core performance measures	$904	$276	$903	$234

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.
© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Display Technologies Segment
Years Ended December 31, 2016 and 2015
(Unaudited; amounts in millions)

	Year ended December 31, 2016		Year ended December 31, 2015
	Net sales	Net income	Net sales	Net income

As reported	$3,238	$935	$3,086	$1,095
Constant-yen (1)	316	222	686	419
Constant-won (1)	2	(33)	2	(17)
Translated earnings contract gain (2)		(127)		(416)
Restructuring, impairment and other charges (6)		44
Impacts from the acquisition of Samsung Corning Precision Materials (9)		(42)		(10)
Pension mark-to-market adjustment (11)		1		4
Taiwan power outage (12)		6

Core performance measures	$3,556	$1,006	$3,774	$1,075

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Optical Communications Segment
Three Months Ended December 31, 2016 and 2015
(Unaudited; amounts in millions)

	Three months ended December 31, 2016		Three months ended December 31, 2015
	Net sales	Net income	Net sales	Net income

As reported	$819	$67	$736	$33
Acquisition-related costs (3)		7		1
Litigation, regulatory and other legal matters (5)				13
Restructuring, impairment and other charges (6)		12
Pension mark-to-market adjustment (11)		1

Core performance measures	$819	$87	$736	$47

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.
© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Optical Communications Segment
Years Ended December 31, 2016 and 2015
(Unaudited; amounts in millions)

	Year ended December 31, 2016		Year ended December 31, 2015
	Net sales	Net income	Net sales	Net income

As reported	$3,005	$245	$2,980	$237
Acquisition-related costs (3)		23		16
Litigation, regulatory and other legal matters (5)				13
Restructuring, impairment and other charges (6)		24		(1)
Post-combination expenses (10)				16
Pension mark-to-market adjustment (11)		5

Core performance measures	$3,005	$297	$2,980	$281

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.
© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Environmental Technologies Segment
Three Months Ended December 31, 2016 and 2015
(Unaudited; amounts in millions)

	Three months ended December 31, 2016		Three months ended December 31, 2015
	Net sales	Net income	Net sales	Net income

As reported	$245	$27	$254	$29

Core performance measures	$245	$27	$254	$29

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.
© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Environmental Technologies Segment
Years Ended December 31, 2016 and 2015
(Unaudited; amounts in millions)

	Year ended December 31, 2016		Year ended December 31, 2015
	Net sales	Net income	Net sales	Net income

As reported	$1,032	$133	$1,053	$161
Restructuring, impairment and other charges (6)		3

Core performance measures	$1,032	$136	$1,053	$161

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.
© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Specialty Materials Segment
Three Months Ended December 31, 2016 and 2015
(Unaudited; amounts in millions)

	Three months ended December 31, 2016		Three months ended December 31, 2015
	Net sales	Net income	Net sales	Net income

As reported	$336	$68	$275	$39
Constant-yen (1)				(1)
Constant-won (1)		(1)		(1)
Restructuring, impairment and other charges (6)		1		7
Taiwan power outage (12)		(3)

Core performance measures	$336	$65	$275	$44

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Specialty Materials Segment
Years Ended December 31, 2016 and 2015
(Unaudited; amounts in millions)

	Year ended December 31, 2016		Year ended December 31, 2015
	Net sales	Net income	Net sales	Net income

As reported	$1,124	$174	$1,107	$167
Constant-yen (1)		(1)		(6)
Constant-won (1)		(2)		(2)
Translated earnings contract loss (gain) (2)				5
Restructuring, impairment and other charges (6)		15		14
Taiwan power outage (12)		3

Core performance measures	$1,124	$189	$1,107	$178

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.
© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Life Sciences Segment
Three Months Ended December 31, 2016 and 2015
(Unaudited; amounts in millions)

	Three months ended December 31, 2016		Three months ended December 31, 2015
	Net sales	Net income	Net sales	Net income

As reported	$206	$13	$202	$9
Acquisition-related costs (3)		3		3
Restructuring, impairment and other charges (6)		1

Core performance measures	$206	$17	$202	$12

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.
© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Life Sciences Segment
Years Ended December 31, 2016 and 2015
(Unaudited; amounts in millions)

	Year ended December 31, 2016		Year ended December 31, 2015
	Net sales	Net income	Net sales	Net income

As reported	$839	$58	$821	$61
Acquisition-related costs (3)		12		12
Restructuring, impairment and other charges (6)		7

Core performance measures	$839	$77	$821	$73

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.
© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
 FINANCIAL MEASURE
Equity in Earnings of Affiliated Companies
Three Months Ended December 31, 2016 and 2015
(Unaudited; amounts in millions)

	Three months ended December 31, 2016			Three months ended December 31, 2015
	Hemlock Semiconductor	Other	Total equity earnings	Dow Corning	Other	Total equity earnings

As reported	$168	$(3)	$165	$96	$8	$104
Constant-yen (1)					2	2
Constant-won (1)					(1)	(1)
Equity in earnings of affiliated companies (8)	(58)	5	(53)	(18)		(18)

Core Performance Measures	$110	$2	$112	$78	$9	$87

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
 FINANCIAL MEASURE
Equity in Earnings of Affiliated Companies
Years ended December 31, 2016 and 2015
(Unaudited; amounts in millions)

	Year ended December 31, 2016				Year ended December 31, 2015
	Dow Corning	Hemlock Semiconductor	Other	Total equity earnings	Dow Corning	Other	Total equity earnings

As reported	$82	$212	$(10)	$284	$281	$18	$299
Constant-yen (1)			4	4		6	6
Constant-won (1)			(1)	(1)		(2)	(2)
Equity in earnings of affiliated companies (8)	16	(58)	5	(37)	(36)	2	(34)

Core Performance Measures	$98	$154	$(2)	$250	$245	$24	$269

See Reconciliation of Non-GAAP Financial Measures, "Items which we exclude from GAAP measures to arrive at Core Performance measures" for the descriptions of the footnoted reconciling items.
© 2017 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months and Year Ended December 31, 2016
(Unaudited; amounts in millions)

	Three months ended December 31, 2016	Year ended December 31, 2016

Cash flows from operating activities	$1,405	$2,500
Transaction costs on realignment of equity investment		37
Realized gains on translated earnings contracts	55	201
Translation (losses) gains on cash balances	(138)	10

Adjusted cash flows from operating activities	$1,322	$2,748

© 2017 Corning Incorporated. All Rights Reserved.